Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated September 24, 2020 relating to the consolidated financial statements of Precision Optics Corporation, Inc. and subsidiaries for the year ended June 30, 2020 included in this Form 10-K, into the Company’s previously filed Registration Statement Nos. 333-110946, 333-128628, 333-177330, 333-203524 and 333-233650 on Form S-8.

/s/ Stowe & Degon LLC

September 24, 2020

Westborough, Massachusetts